EXECUTION COPY

                               WAIVER, CONSENT AND
                             AMENDMENT NO. 3 TO THE
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                                                  Dated as of September 30, 1997

                  WAIVER, CONSENT AND AMENDMENT NO. 3 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT") is entered into by WHEELING-PITTSBURGH STEEL COMPANY, a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "LENDERS") and CITIBANK, N.A., as agent (the "AGENT").

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower, the Lenders, Agent and Issuing Bank have entered into a Second Amended and Restated Credit Agreement dated as of December 28, 1995 (as amended, supplemented or otherwise modified through the date hereof, the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined in this Amendment have the meanings specified in the Credit Agreement.

                  (2) Wheeling-Pittsburgh Corporation, a Delaware corporation ("HOLDINGS"), has entered into negotiations to refund and replace the Permanent Financing Notes as more particularly described in Exhibit A hereto (the "REPLACEMENT TRANSACTION").

                  (3) The Borrower and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth to, among other things, permit the Replacement Transaction, as hereinafter set forth.

                  SECTION  1.  AMENDMENTS  TO  CREDIT   AGREEMENT.   The  Credit
Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

                  (a) Section 1.1 is amended by (i) amending the definition of "EBITDA" in full to read as follows:

                                    "EBITDA"  means,  for  any  Person  for  any
                  period, the EBITDA for such Person for such period PLUS (a) any increase in the long term liability in respect of other post-employment benefit or pension benefit that would be reflected on a consolidated balance sheet of such Person and its Subsidiaries (the "EMPLOYEE LIABILITY") for such period and (b) any decrease in pension

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                  asset that would be reflected on a consolidated  balance sheet of such Person and its Subsidiaries (the "PENSION ASSET") for such period LESS (a) any decrease in the Employee Liability for such period and (b) any increase in the Pension Asset for such period.

                  (ii) amending the definition of "INDENTURES" in full to read as follows:

                           "INDENTURES" means the Replacement Indenture.

                  (iii) adding the following definitions in proper alphabetical sequence:

                                    "REPLACEMENT  INDENTURE" means the indenture
                  incorporating terms and conditions no less favorable to Holdings than those terms and conditions set forth in Exhibit S hereto to be entered into to refinance the Permanent Financing Notes, between Holdings and the trustee thereunder, pursuant to which the Replacement Notes are issued, as the same may be amended, supplemented or modified from time to time.

                                    "REPLACEMENT  NOTES" means Holding's  market
                  rate senior notes with a term of not less than five years, issued pursuant to the Replacement Indenture.

                  (b) Section 3.3(e) is amended by deleting the date October 31, 1997 and the amount set opposite such date.

                  (c) Section 4.11 is amended in full to read as follows:

                                    4.11.  REPLACEMENT  NOTES.  The  Replacement
                  Indenture has not been amended or modified since its effective date in any respect that imposes terms and conditions less favorable to Holdings that the description of the terms and conditions set forth on Exhibit S hereto and no provision therein has been waived and no event has occurred or condition exists under the Replacement Notes, the effect of such event or condition is to accelerate or permit the acceleration of the maturity of the Replacement Notes.

                  (d) Section 4.12 (a) is amended by deleting the parenthetical phrase in clause (iii) thereof and replacing it with the following:

                  (except a non-payment default on any of the Replacement Notes, the effect of which is not to accelerate or permit the acceleration of the maturity of the Replacement Notes)


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                  (e)  Section  5.1 is  amended  by  deleting  the  amounts  set opposite the following dates and substituting therefor the amount set forth below opposite each such date:

                  September 30, 1997                 315,000,000
                  December 31, 1997                  320,000,000

                  March 31, 1998                     320,000,000
                  June 30, 1998                      325,000,000
                  September 30, 1998                 330,000,000
                  December 31, 1998                  330,000,000

                  (f) Section 5.2 is amended by deleting the ratios set opposite the following dates and substituting therefor the ratio set forth below opposite each such date:

                  September 30, 1997                4.00:1.00
                  December 31, 1997                 4.00:1.00

                  March 31, 1998                    3.90:1.00
                  June 30, 1998                     3.90:1.00
                  September 30, 1998                3.80:1.00
                  December 31, 1998                 3.80:1.00

                  (g) Section 5.3 is amended by deleting the ratios set opposite the following dates and substituting therefor the word or ratio set forth below opposite each such date:

                  September 30, 1997                    none
                  December 31, 1997                     none

                  March 31, 1998                        none
                  June 30, 1998                     0.05:1.00
                  September 30, 1998                1.70:1.00
                  December 31, 1998                 1.40:1.00

                  (h) Section 5.4 is amended by deleting the amounts set opposite the following dates and substituting therefor the amount set forth below opposite each such date:

                  September 30, 1997                (125,000,000)
                  December 31, 1997                 (130,000,000)

                  March 31, 1998                    (120,000,000)
                  June 30, 1998                     (115,000,000)
                  September 30, 1998                (100,000,000)

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                  December 31, 1998                 (100,000,000)

                  (i) Section 5.5 is amended by deleting the amounts set opposite the following dates and substituting therefor the amount set forth below opposite each such date:

                  September 30, 1997                   75,000,000
                  December 31, 1997                    85,000,000

                  March 31, 1998                       95,000,000
                  June 30, 1998                       105,000,000
                  September 30, 1998                  130,000,000
                  December 31, 1998                   150,000,000

                  (j) Section 6.11(h) is amended in full to read as follows:

                                    (h)  promptly  after the  sending  or filing
                  thereof, copies of all notices, certificates or report delivered by Holdings pursuant to the Indentures or to holders of the Replacement Notes;

                  (k) Section 7.1(c) is amended in full to read as follows:

                                    (c) Liens on the  Collateral  (as defined in
                  each of the Indentures) securing the guaranty, if any, by any Loan Party under the Replacement Notes;

                  (l) Section 7.2 is amended by (i) amending clause (l) in full to read as follows:

                                    (l)  Indebtedness  constituting  a  renewal,
                  extension, refinancing or refunding of Indebtedness described in Sections 7.2(d), (g) and (n), (i) for a principal amount not in excess of the principal amount of such Indebtedness,
                  (ii) in the case of Indebtedness described in Sections 7.2(d) and 7.2(g), on other terms and conditions as or more favorable to the Borrower, any Guarantor and their Subsidiaries than the terms of the indebtedness being renewed, extended or refunded and (iii) in the case of Indebtedness described in Section 7.2(n), on other terms and conditions as or more favorable to the Borrower, any Guarantor and their Subsidiaries than those set forth in Exhibit S hereto; PROVIDED, HOWEVER, that the aggregate principal amount of all such Indebtedness incurred by Holdings shall not exceed $350,000,000; and

                                    (ii) inserting  immediately after clause (m)
                           a new clause (n) to read "(n) Indebtedness of Holdings arising under the Replacement Notes".

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                  (m) Section 7.10(b) is amended in full to read as follows:

                                    (b) the guaranty,  if any, by any Loan Party
                  of the Replacement Notes or any renewal, extension, refinancing or refunding thereof for a principal amount not in excess of the Replacement Notes outstanding at such time and on the terms and conditions as or more favorable to Holdings, the Borrowers and it Subsidiaries;

                  (n) Section 8.1(o) is amended by (i) deleting from clause (i) thereof the words "the First Mortgage Notes, the Permanent Financing Notes" and substituting therefor the words "the Replacement Notes" and
         (ii) deleting from clause (iii) thereof the words "any First Mortgage Note, any Permanent Financing Note" and substituting therefor the words "any Replacement Note".

                  (o) Schedule II to the Credit Agreement is amended by deleting the amounts set opposite the following Lenders and substituting therefor the commitment amounts set forth below opposite each such
         Lender:

         Name of Lender                                               Commitment
         --------------                                               ----------

         Citicorp USA, Inc.                                          $29,000,000
         BankAmerica Business Credit, Inc.                           $29,000,000
         CoreStates Bank, N.A.                                       $29,000,000
         Star Bank, N.A.                                             $20,000,000
         NationsBank, N.A.                                           $25,000,000
         National City Commercial Finance, Inc.                      $18,000,000

                  (p) A new Exhibit S is added to the Credit Agreement to read as set forth as Exhibit B to this Amendment.

                  SECTION 2. WAIVER AND CONSENT.  Subject to the satisfaction of the conditions precedent set forth in Section 3, the Majority Lenders hereby consent to the repayment of the Holdings Note and other intercompany Indebtedness in an aggregate amount not to exceed the excess of the net cash proceeds of the Replacement Notes over the aggregate amount of Indebtedness outstanding under the Permanent Financing Notes and, in furtherance thereof, agree to waive Section 2 of the Holdings Intercreditor Agreement and Section
7.11 of the Credit Agreement, in each case to the extent required to permit such repayments.

                  SECTION 3. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date first above written on the Business Day when, and only when, the following conditions shall have been satisfied:


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
                  (a) The Agent shall have received counterparts of this Amendment executed by the Borrower, each other Loan Party, each Lender with an increased commitment as set forth in Section 1(o) above and the Majority Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lenders have executed this Amendment.

                  (b) The Agent shall have received a certificate signed by a duly authorized officer of the Borrower stating that:

                           (i) The representations  and warranties  contained in
                  the Credit Agreement and each Loan Document are correct on and as of the date of such certificate as though made on and as of the date hereof other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate; and

                           (ii) No event has  occurred  and is  continuing  that
                  constitutes a Default or an Event of Default.

                  (c) The Borrower shall have paid to the Agent for the ratable benefit of the Lenders an amendment fee equal to 0.125% of the aggregate Revolving Credit Commitments of all Lenders, calculated without giving effect to Section 1(h) of this Amendment.

The effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of
Section 10.1 of the Credit Agreement.

                  SECTION 4. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in each of the Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (b) The Credit Agreement and each of the Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Agent, or the Issuing Bank under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document.


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
                  SECTION 5. COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 10.4(a) of the Credit Agreement.

                  SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.



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
                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 BORROWER

                                          WHEELING-PITTSBURGH STEEL
                                          CORPORATION


                                          By:_______________________________
                                          Name:
                                          Title:


                                 AGENT

                                          CITIBANK, N.A., as Agent


                                          By:_______________________________
                                          Name:
                                          Title:



                                 LENDERS

                                          CITICORP USA, INC.


                                          By:_______________________________
                                             Name:
                                             Title:



                                          CORESTATES BANK, N.A.


                                          By:_______________________________
                                             Name:
                                             Title:

                                          BANKAMERICA BUSINESS CREDIT, INC.






                                          By:_______________________________
                                             Name:
                                             Title:



                                          STAR BANK, N.A.


                                          By:_______________________________
                                             Name:
                                             Title:



                                          NATIONSBANK, N.A.


                                          By:_______________________________
                                             Name:
                                             Title:



                                          NATIONAL CITY COMMERCIAL
                                            FINANCE, INC.


                                          By:_______________________________
                                             Name:
                                             Title:

                                 CONSENTED TO AND ACKNOWLEDGED:


                                          WHEELING-PITTSBURGH CORPORATION


                                          By:_______________________________
                                             Name:
                                             Title:



                                          WHEELING CONSTRUCTION PRODUCTS,
                                          INC.


                                          By:_______________________________
                                             Name:
                                             Title:



                                          PITTSBURGH-CANFIELD CORPORATION


                                          By:_______________________________
                                             Name:
                                             Title:



                                          UNIMAST INCORPORATED


                                          By:_______________________________
                                             Name:
                                             Title:


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